EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in (1) Registration Statement No. 33-308415 on Form S-3 related to the Dividend Reinvestment and Common Stock Purchase Plan, (2) Registration Statement No. 333-6154 related to the 2000 Stock Incentive Plan, (3) Shelf Registration Statement No. 33-32119 on Form S-4, (4) Registration Statement No. 333-69807 and 333-3124 related to the 1993 Amended and Restated Stock Option and Restricted Stock Plan, and (5) Shelf Registration Statement No. 333-69675 on Form S-3, of our report dated February 10, 2003, except for the seventh paragraph of Note 19, as to which the date is February 28, 2003, and Note 20 as to which the date is February 4, 2004, with respect to the consolidated financial statements and financial statement schedules of Omega Healthcare Investors, Inc. included in the Current Report on Form 8-K dated February 4, 2004.

                                                   /s/ Ernst & Young LLP

Chicago, Illinois
February 4, 2004